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                                                                EXHIBIT 10.2 (j)


                           UNIVERSAL FOODS CORPORATION

                            DIRECTOR STOCK GRANT PLAN

                          As amended November 14, 1991

                  1. Purpose. The purpose of the Universal Foods Corporation Director Stock Grant Plan (the "Plan") is to promote the best interests of Universal Foods Corporation (the "Company") and its shareholders by providing a means to attract and retain competent independent directors and to provide opportunities for stock ownership by such directors which will increase their proprietary interest in the Company and, consequently, their identification with the interests of the shareholders of the Company.

                  2. Administration. The Plan shall be administered by the Nominating Committee of the Board of Directors of the Company (the "Administrator"), subject to review by the Board of Directors (the "Board"). The administrator may adopt such rules and regulations for carrying out the Plan as it may deem proper and in the best interests of the Company. The interpretation by the Board of any provision of the Plan or any related documents shall be final.

                  3. Securities Subject to the Plan. The securities eligible for grant under the Plan shall be shares of the Company's common stock, $0.10 par value (including the associated Common Share Purchase Rights) ("Common Stock"), held from time to time by the Company as treasury shares; provided, however, that if and only if the shareholders of the Company approve the Plan in accordance with applicable shareholder approval requirements of the New York Stock Exchange, Inc. ("NYSE"), authorized and previously unissued shares of Common Stock may be issued under the Plan.

                  4. Director Grants. On October 1, 1990 and each October 1 thereafter ("Grant Date"), each member of the Board who is not an employee of the Company or any subsidiary of the Company shall receive a grant of Common Stock (a "Director Grant") pursuant to the Plan.

                  5. Grant Amount. Each Director Grant shall consist of such number of shares of Common Stock whose value on the Grant Date equals $3,000. For purposes of the Plan, the value of the Common Stock as of the Grant Date shall equal the closing sale price of a share of Common Stock on the NYSE on the Grant Date (or if no sale took place on such exchange on such date, the closing sale price on such exchange on the most recent preceding date on which a sale took place).

                  6. Restrictions on Transfer. The shares of Common Stock subject to each Director Grant are not transferable by the recipient for a period of six months after the Grant Date, except in the event of the death or disability of the recipient. All
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certificates evidencing shares subject to Director Grants shall bear an appropriate legend evidencing such transfer restrictions. All dividends and voting rights accrue as of the Grant Date to the Director Grant.

                  7. Amendment of Plan. The Board shall have the right to amend the Plan at any time to cause the Plan to comply with the rules of the Securities and Exchange Commission under Section 16(b) of the Securities Exchange Act of 1934 (the "Section 16 Rules") or with the shareholder approval requirements of the NYSE, if applicable, or in any other manner, subject to applicable law, that does not cause the Plan to cease to comply with the Section 16 Rules. Without limitation, the Board shall have the right to amend the first sentence of Paragraph 5 of the Plan to provide that each Director Grant shall consist of such number of shares of Common Stock whose value on the Grant Date is any value not less than $3,000 and not more than $10,000. Notwithstanding the foregoing, the provisions of the Plan shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

                  8. Effective Date and Term of Plan. The effective date of the Plan is September 14, 1990. The Plan shall terminate on such date as may be determined by the Board.




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